Exhibit 10.26

SEVENTH AMENDMENT TO THE

SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

COTTONWOOD RESIDENTIAL O.P., LP

This Seventh Amendment (this “Amendment”) to the Sixth Amended and Restated Limited Partnership Agreement (the “Agreement”) of Cottonwood Residential O.P., LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of September 19, 2023 by and among Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company (the “General Partner”), CC Advisors – SLP, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the Limited Partners set forth on Exhibit A to the Agreement. Capitalized terms used in this Amendment are defined as set forth in the Agreement.

WHEREAS, the General Partner and the Limited Partners have determined it to be in the best interest of the Partnership to amend the Agreement to reflect the authorization of Series A Convertible Preferred Units and to make certain changes to the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the preceding, the General Partner hereby amends the Agreement as follows:

1. Section 1 of the Agreement is amended to add the following definition:

“Series A Convertible Preferred Unit” shall represent an interest in the Partnership entitling a holder of Series A Convertible Preferred Units to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.”

2. Section 4.15 of the Agreement shall be deleted and replaced with the following:

“4.15. Classes of Partnership Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated in Classes. Each such Class shall have the rights and obligations attributed to that Class under this Agreement; provided that the fees and expenses associated with the Classes of Partnership Units may be adjusted in accordance with the fees and expenses paid with the sale of the corresponding Class of REIT Shares sold. The Partnership shall have the following Classes:

4.15.1 Class A Units. The Class A Units shall be Partnership Units and shall represent the prior issuance of Partnership Units (other than the Class TX Units) consistent with the Class A REIT Shares. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class A Units consistent with the Class A REIT Shares.

4.15.2 The Class D Units. The Class D Units shall be Partnership Units except that a distribution fee shall be payable equal to 0.25% per annum on the Share NAV of the Class D Units consistent with the Class D REIT Shares.

4.15.3 The Class I Units. The Class I Units shall be Partnership Units. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class I Units consistent with the Class I REIT Shares.

4.15.4 The Class T Units. The Class T Units shall be Partnership Units except that a distribution fee shall be payable equal to 0.85% per annum of the Share NAV of the Class T Units. In addition, the Class T REIT Shares shall be issued subject to a 3% selling commission and a 0.5% dealer manager fee.

4.15.5 The Class TX Units. The Class TX Units shall be Partnership Units and shall represent the prior issuance of Partnership Units (other than Class A Units) consistent with the Class TX REIT Shares. No upfront selling commissions, dealer manager fees or distribution fees are payable with respect to the Class TX Units consistent with the Class TX REIT Shares.”

3. The following shall be added as Section 4.18:

“4.18 Issuance of Series A Convertible Preferred Units. The General Partner is authorized to cause the Partnership to issue the Series A Convertible Preferred Units to the General Partner according to the Partnership Unit Designation of the Series A Convertible Preferred Units provided on Exhibit M.”

4. Exhibit A of the Agreement shall be replaced with Exhibit A attached to this Amendment.

5. Exhibit M attached to this Amendment shall be added as Exhibit M to the Agreement.

6. As amended hereby, the Agreement shall continue in full force and effect.

7. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.

8. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

9. Any electronic signature of a party to this Amendment and of a party to take any action related to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Amendment) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

GENERAL PARTNER:

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Enzio Cassinis
	Name:	Enzio Cassinis
	Title:	President

SPECIAL LIMITED PARTNER:

CC Advisors – SLP, LLC, a Delaware limited liability company

By:	/s/ Gregg Christensen
Name:	Gregg Christensen
Title:	Chief Legal Officer

LIMITED PARTNERS:

Executed on behalf of the Limited Partners pursuant to the power of attorney set forth in Section 9.2 of the Sixth Amended and Restated Limited Partnership Agreement, as amended

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Enzio Cassinis
	Name:	Enzio Cassinis
	Title:	President

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EXHIBIT A

PARTNERS’ CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Partner	Units	Percentage Interest
GENERAL PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SPECIAL LIMITED PARTNER
CC Advisors – SLP, LLC 1245 Brickyard Rd, Suite 210 Salt Lake City, Utah 84106	[On file with the Partnership]

COMMON LIMITED PARTNERS
[On file with Partnership]	[On file with the Partnership]

SERIES 2019 PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES 2023 PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES 2023-A PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES A CONVERTIBLE PREFERRED STOCK
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

Exhibit A

EXHIBIT M

PARTNERSHIP UNIT DESIGNATION OF

THE SERIES A CONVERTIBLE PREFERRED UNITS

1. Number of Units and Designation.

A class of Preferred Units is hereby designated as “Series A Convertible Preferred Units,” and the number of Preferred Units constituting such class shall equal 15,000,000.

2. Definitions.

For purposes of the Series A Convertible Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement:

“Class I REIT Shares” means the class of REIT Shares designated as “Class I Common Stock” under CCI’s Articles of Incorporation.

“Class I Units” means the Partnership Units entitling the holder thereof to the rights of a holder of Class I Units as provided in the Agreement.

“Early Redemption Period” means any time on or after September 1, 2024.

“Series 2019 Preferred Unit” means a Series 2019 Preferred Unit in the Partnership.

“Series 2023 Preferred Unit” means a Series 2023 Preferred Unit in the Partnership.

“Series 2023-A Preferred Unit” means a Series 2023-A Preferred Unit in the Partnership.

“Series A Convertible Articles Supplementary” means the Articles Supplementary of CCI establishing the Series A Convertible Preferred Stock filed with the State Department of Assessments and Taxation of Maryland, as may be amended.

“Series A Convertible Designation” means this Partnership Unit Designation of Series A Convertible Preferred Units.

“Series A Convertible Distribution Payment Date” means the first day of each month, or if not a business day, the next succeeding business day.

“Series A Convertible Junior Partnership Units” has the meaning set forth in Section 8.3 of this Series A Convertible Designation.

“Series A Convertible Liquidation Preference” has the meaning set forth in Section 4.1 of this Series A Convertible Designation.

“Series A Convertible Parity Partnership Units” has the meaning set forth in Section 8.2 of this Series A Convertible Designation.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.01 per share, of CCI.

Exhibit M

“Series A Convertible Preferred Unit” means a Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Series A Convertible Designation. It is the intention of the General Partner that each Series A Convertible Preferred Unit shall be substantially the economic equivalent of one share of Series A Convertible Preferred Stock.

“Series A Convertible Purchase Price” means $10.00 per Series A Convertible Preferred Unit.

“Series A Convertible Senior Partnership Units” has the meaning set forth in Section 8.1 of this Series A Convertible Designation.

“Special Redemption Event” means the date upon which (i) CCI’s shares of common stock are listed for trading on a national securities exchange with at least 3 market makers or a New York Stock Exchange specialist, (ii) CCI enters into a binding commitment for any merger or combination of CCI or the sale of substantially all of CCI’s assets or (iii) the Board of Directors of CCI approves of a reorganization, restructuring, spinoff or similar transaction of CCI.

3. Distributions.

On every Series A Convertible Distribution Payment Date, the holder of record of the Series A Convertible Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series A Convertible Preferred Unit equal to an 8% cumulative but not compounded per annum return on the Series A Convertible Purchase Price (equivalent to a fixed annual rate of $0.80 per Series A Convertible Preferred Unit) which will be determined on a daily basis. If at any time the Board of Directors of CCI increases the dividend rate for the Series A Convertible Preferred Stock, the distribution rate for the Series A Convertible Preferred Units shall be increased to the same percentage as the dividend rate for the Series A Convertible Preferred Stock. Each such distribution shall be payable to the holder of record of the Series A Convertible Preferred Units as set forth in the records of the Partnership at the close of business on the record date for the distribution payable with respect to the Series A Convertible Preferred Stock on such Series A Convertible Distribution Payment Date. The holders of the Series A Convertible Preferred Units shall not be entitled to any distributions on the Series A Convertible Preferred Units, whether payable in cash, property or stock, except as provided herein. Distributions on any Series A Convertible Preferred Units will cease following conversion of the Series A Convertible Preferred Units pursuant to Section 5.

4. Liquidation Preference.

4.1 In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of the Series A Convertible Junior Partnership Units, the holders of the Series A Convertible Preferred Units shall be entitled to receive $10.00 per Series A Convertible Preferred Unit (the “Series A Convertible Liquidation Preference”), plus an amount per Series A Convertible Preferred Unit equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series A Convertible Preferred Unit; but such holders shall not be entitled to any further payment. Until the holders of the Series A Convertible Preferred Units have been paid the Series A Convertible Liquidation Preference in full, plus an amount equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series A Convertible Preferred Units to the date of final distribution to such holders, no payment shall be made to any holder of Series A Convertible Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series A Convertible Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Series A Convertible Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Convertible Preferred

Exhibit M

Units and any such Series A Convertible Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series A Convertible Preferred Units and any such other Series A Convertible Parity Partnership Units if all amounts payable thereon were paid in full.

4.2 Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series A Convertible Preferred Units and any Series A Convertible Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Series A Convertible Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Convertible Preferred Units and any Series A Convertible Parity Partnership Units shall not be entitled to share therein.

5. Conversion. In the event that any shares of Series A Convertible Preferred Stock are converted into Class I REIT Shares in accordance with the terms of the Series A Convertible Articles Supplementary, on the conversion date and without any further action by the holder of Series A Convertible Preferred Units, a corresponding number of Series A Convertible Preferred Units shall be automatically converted into a corresponding number of Class I Units resulting in the same number of shares of Series A Convertible Preferred Stock and Series A Convertible Preferred Units being converted into the same number of Class I REIT Shares and Class I Units. Notwithstanding anything to the contrary herein or in the Agreement, the number of Class I Units available for issuance upon conversion of all Series A Convertible Preferred Units shall be limited to a maximum of 150,000,000 Class I Units. Following any conversion of Series A Convertible Preferred Units into Class I Units, the General Partner shall amend Exhibit A to the Agreement to reflect any change in the ownership percentage of the Units. All accrued and unpaid distributions payable on the converted Series A Convertible Preferred Units through the conversion date shall be paid to the holder thereof in cash on the Series A Convertible Distribution Payment Date immediately following the conversion date.

6. Redemption. In the event that any shares of Series A Convertible Preferred Stock are redeemed pursuant to the terms of the Series A Convertible Articles Supplementary, including during the Early Redemption Period or in connection with a Special Redemption Event, the Partnership shall redeem for cash a corresponding number of Series A Convertible Preferred Units at a redemption price equal to the Series A Convertible Purchase Price plus any accrued but unpaid distributions through the redemption date.

7. Cancellation of Units; Status of Reacquired Units.

Upon the reacquisition in any manner by CCI of any shares of Series A Convertible Preferred Stock, a like number of Series A Convertible Preferred Units, automatically and without any further action by the holder of Series A Convertible Preferred Units or the Partnership, shall be deemed cancelled. All Series A Convertible Preferred Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

8. Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

8.1 prior or senior to the Series A Convertible Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Convertible Preferred Units, and expressly includes the Series 2019 Preferred Units, the Series 2023 Preferred Units and the Series 2023-A Preferred Units (collectively, the “Series A Convertible Senior Partnership Units”);

Exhibit M

8.2 on a parity with the Series A Convertible Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series A Convertible Preferred Units, if the holders of such class or series of Partnership Units and the Series A Convertible Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other (collectively, the “Series A Convertible Parity Partnership Units”); and

8.3 junior to the Series A Convertible Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Common Units or (ii) the holders of the Series A Convertible Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (collectively, the “Series A Convertible Junior Partnership Units”).

9. Special Allocations.

9.1 Gross income and, if necessary, gain shall be allocated to the holder of Series A Convertible Preferred Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holder of Series A Convertible Preferred Units receives a distribution on any Series A Convertible Preferred Units (other than for a return of its original Capital Contributions).

9.2 If any Series A Convertible Preferred Units are redeemed pursuant to Section 6, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years), (i) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series A Convertible Preferred Units to the extent that the redemption amount paid or payable with respect to the Series A Convertible Preferred Units so redeemed exceeds the aggregate Capital Contribution per Series A Convertible Preferred Unit allocable to the Series A Convertible Preferred Units so redeemed and (ii) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series A Convertible Preferred Units to the extent that the aggregate Capital Contribution per Series A Convertible Preferred Unit allocable to the Series A Convertible Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series A Convertible Preferred Units so redeemed. The intent of this Section is that gain or loss shall be allocated so that the ending Capital Account of a holder of Series A Convertible Preferred Units is equal to zero after a redemption.

9.3 If any Series A Convertible Preferred Units are converted pursuant to Section 5, then gross income shall be allocated to the holders of the Series A Convertible Preferred Units that are converted to the extent of any accrued but unpaid distributions payable on the converted Series A Convertible Preferred Units pursuant to Section 3 through the conversion date.

10. Restrictions on Ownership.

The Series A Convertible Preferred Units are not transferrable and must be owned and held at all times solely by the General Partner or CCI.

Exhibit M

11. Adjustments for Stock Splits, etc.

If the number of outstanding shares of Series A Convertible Preferred Stock is adjusted at any time or from time to time as a result of any stock dividend or any reclassification, subdivision or combination of the outstanding shares of Series A Convertible Preferred Stock into a greater or smaller number of shares of Series A Convertible Preferred Stock, then a similar adjustment to the number of outstanding Series A Convertible Preferred Units shall be made in order to preserve the economic equivalence of the Series A Convertible Preferred Stock and the Series A Convertible Preferred Units.

12. General.

12.1 The ownership of Series A Convertible Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption or conversion, or any other event having an effect on the ownership of, the Series A Convertible Preferred Units.

12.2 Nothing contained herein shall be deemed to limit or otherwise restrict the authority of CCI under the Agreement.

Exhibit M